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                                                                     EXHIBIT 3.1

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                           TEXAS GENCO HOLDINGS, INC.

                                   ARTICLE I

                  Texas Genco Holdings, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act (as amended, the "TBCA"), hereby adopts these Amended and Restated Articles of Incorporation, which accurately copy the Articles of Incorporation of the Corporation and all amendments thereto that are in effect to date (collectively, the "Original Articles of Incorporation"), as further amended by these Amended and Restated Articles of Incorporation as hereinafter set forth, and contain no other change in any provisions thereof.

                                   ARTICLE II

                  These Amended and Restated Articles of Incorporation amend and restate the Original Articles of Incorporation. The amendments to the Original Articles of Incorporation effected by these Amended and Restated Articles of Incorporation (collectively, the "Amendments") delete the initial introductory paragraph of the Original Articles of Incorporation, delete the introductory captions at the start of each Article of the Original Articles of Incorporation and alter, change or delete Articles IV, V, VI, VII, VIII, IX, X and XI of the Original Articles of Incorporation. The full text of each provision altered or added by the Amendments is as set forth in Article V hereof.

                                  ARTICLE III

                  The Amendments have been effected in conformity with the provisions of the TBCA, and these Amended and Restated Articles of Incorporation and the Amendments effected thereby were duly adopted by the sole shareholder of the Corporation on December 19, 2002.

                                   ARTICLE IV

                  On December 19, 2002, there were 80,000,000 shares of common stock, par value $.001 per share, of the Corporation outstanding, all of which were entitled to vote on these Amended and Restated Articles of Incorporation and the Amendments effected thereby. The sole shareholder of the Corporation has signed a written consent to the adoption of these Amended and Restated Articles of Incorporation and the Amendments effected thereby pursuant to Article 9.10 of the TBCA and any written notice required by Article 9.10 of the TBCA has been given.

                                   ARTICLE V

                  The Original Articles of Incorporation of the Corporation, as filed with the Secretary of State of the State of Texas on August 24, 2001 and as subsequently amended to


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date, are hereby superseded by the following Amended and Restated Articles of
Incorporation, which accurately copy the entire text thereof as amended hereby:

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       of

                           TEXAS GENCO HOLDINGS, INC.

                                   ARTICLE I

                  The name of the corporation is Texas Genco Holdings, Inc., hereinafter referred to as the "Corporation."

                                   ARTICLE II

                  The Corporation shall have perpetual existence.

                                  ARTICLE III

                  The purpose or purposes for which the Corporation is organized is the transaction of all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                   ARTICLE IV

                  The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 160,000,000 shares of common stock, par value $.001 per share ("Common Stock"). The Corporation may issue shares of Common Stock from time to time for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine.

                  The following is a description of the powers, rights, qualifications, limitations and restrictions of the Common Stock:

         A. Dividends. Dividends may be paid on the Common Stock, as the Board of Directors shall from time to time determine, out of any assets of the Corporation available for such dividends.

         B. Distribution of Assets. In the event of any liquidation, dissolution or winding up of the Corporation, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of its Common Stock, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its shareholders. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partly in cash or property, and/or in stock of any such corporation, and/or in obligations of such


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corporation or other purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

         C. Voting Rights. The holders of the Common Stock shall exclusively possess full voting power for the election of directors and for all other purposes. Any shareholder of the Corporation having the right to vote at any meeting of the shareholders, shall be entitled to one vote for each share of stock held by him, provided that no holder of Common Stock of the Corporation shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose.

                                   ARTICLE V

                  The Corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.

                                   ARTICLE VI

                  No holder of any stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued or treasury stock of the Corporation, or of any additional stock of any class, to be issued by reason of any increase of the authorized capital stock of the Corporation, or to be issued from any unissued or additionally authorized stock, or of bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, but any such unissued or treasury stock, or any such additional authorized issue of new stock or securities convertible into stock, may be issued and disposed of by the Board of Directors to such persons, firms, corporations or associations, and upon such terms as the Board of Directors may, in its discretion, determine, without offering to the shareholders then of record, or any class of shareholders, any thereof, on the same terms or any terms.

                                  ARTICLE VII

                  The street address of the Corporation's registered office is 1021 Main Street, Suite 1150, Houston, Texas 77002 and the name of its registered agent is CT Corporation System.

                                  ARTICLE VIII

                  The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation. The number of directors presently constituting the Board of Directors is two, and the names and addresses of the persons who are to serve as directors until the next annual meeting of shareholders or until their successors are elected and qualified are:


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
                  Name                                                 Address
                  ----                                                 -------
                  David M. McClanahan                                  1111 Louisiana
                                                                       Houston, Texas 77002

                  David G. Tees                                        1111 Louisiana
                                                                       Houston, Texas  77002

                                   ARTICLE IX

                  Unless contrary to law, any action required or permitted to be taken at any meeting of shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or counterpart consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to authorize the taking of such actions at a meeting at which all shares entitled to vote on the action were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Special meetings of the shareholders may be called only by the Corporation's Chairman of the Board, if there is one, Chief Executive Officer, if there is one, President or Corporate Secretary or by the Board of Directors or at the written request of the holders of at least 20% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting.

                                   ARTICLE X

                  A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this Article X does not eliminate or limit the liability of a director for:

                  (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

                  (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

                  (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of a director's office;

                  (d) an act or omission for which the liability of a director is expressly provided for by statute.

                  If the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act is amended, after approval of the foregoing paragraph by the shareholder or shareholders of the Corporation entitled to vote thereon, to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such statutes, as so amended. Any


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repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                  IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 31st day of December, 2002.



                                                /s/ Richard B. Dauphin
                                         ---------------------------------------
                                         Name:  Richard B. Dauphin
                                         Title: Assistant Corporate Secretary



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